Exhibit 1.3
Letter of Consent
$400,000,000
TRICO SHIPPING AS
Solicitation of Consents in Respect of all Outstanding
11 7/8% Senior Secured Notes Due 2014 (CUSIP Nos. 89612BAA6 and R92856AA2)
Pursuant to the Consent Solicitation Statement dated June 17, 2010
The Tabulation Agent and Information Agent for the solicitation is:
Deutsche Bank National Trust Company

By Registered Mail:	By Hand or Overnight Courier:

DB Services Tennessee, Inc.	DB Services Tennessee, Inc.
Reorganization Unit	Trust & Securities Services
P.O. Box 305050	Reorganization Unit
Nashville, TN 37230	648 Grassmere Park Road
Nashville, TN 37211
Attention: Security Holder Relations
By Facsimile (for Eligible Institutions only):
(615) 866-3889
For Information or Confirmation by Telephone:
1-800-735-7777, option 1
     Questions concerning the terms of the consent solicitation should be directed to Evercore Partners at the following telephone number: (212) 822-7584.
     The solicitation is being made by Trico Shipping AS (the “Company”) pursuant to the consent solicitation statement dated June 17, 2010 (the “consent solicitation statement”), only to registered holders (“holders”) of the notes. For purposes of the solicitation, The Depository Trust Company (“DTC”) has authorized the DTC participants set forth in the position listing of DTC as of the close of business on June 16, 2010 (the “record date”) to execute a letter of consent as if they were holders of the notes held of record in the name of DTC or the name of its nominee. Accordingly, consents will be accepted from DTC participants as holders. Consents will also be accepted from any other person who has obtained a proxy in a form reasonably acceptable to the Company (a form of which is included herewith) which authorizes such other person (or person claiming title by or through such other person) to deliver a consent on behalf of the holder. Any beneficial owner whose notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to consent should contact the holder of its notes promptly and instruct such holder to consent on its behalf.
     Holders who wish to consent to the proposed amendments must deliver their properly completed and executed letter of consent by facsimile transmission, or by overnight courier, hand delivery or mail, to the Tabulation Agent (and not to the Company) at its facsimile number or address set forth above for receipt prior to the expiration date. However, the Company reserves the right to accept any consent received by it, the trustee or the Tabulation Agent. The method of delivery of this letter of consent and all other required documents to the Tabulation Agent is at the risk of the holder, and the delivery will be deemed made only when actually received by the Tabulation Agent. In all cases, sufficient time should be allowed to assure timely delivery. No letter of consent should be sent to any person other than the Tabulation Agent.

CONSENT
Ladies and Gentlemen:
     The undersigned acknowledges receipt of the consent solicitation statement and that the terms and conditions of the consent solicitation statement shall be incorporated in, and form a part of, this letter of consent, which shall be read and construed accordingly.
     The undersigned hereby represents and warrants that (i) the undersigned is a holder of the notes indicated in the Signature Annex and has full power and authority to take the action indicated below in respect of such notes, (ii) in evaluating the solicitation and the consent payment, the undersigned has made its own independent appraisal of the solicitation and the consent payment and is not relying on any statement, representation or warranty, express or implied, made by the trustee, the Tabulation Agent, the Information Agent or the Solicitation Agent not contained in the consent solicitation statement or this letter of consent, and (iii) the undersigned is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. The representations of the undersigned shall be deemed to be repeated and reconfirmed at the time the supplemental indenture is executed. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to properly deliver the undersigned’s consent.
     In addition, the undersigned acknowledges that, (i) the undersigned must comply with the provisions of this letter of consent, and complete the information required herein, to validly consent to the proposed amendments set forth in the consent solicitation statement and (ii) a letter of consent delivered pursuant to any one of the procedures described under the heading “The Consent Solicitation—How to Consent” in the consent solicitation statement will constitute a binding agreement between the undersigned and the Company subject to the terms of the solicitation.
     Provided the requisite consents are received, the undersigned acknowledges (x) that the Company and Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.) (the “Trustee”) intend to execute (i) a supplement to the indenture, dated as of October 30, 2009, among the Company, the guarantors named therein and Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as trustee thereunder (the “supplemental indenture”) and (ii) any amendments to (A) the Collateral Agency and Intercreditor Agreement, dated October 30, 2009, among the Company, the guarantors identified therein, Wilmington Trust FSB, Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.) and Nordea Bank Finland plc, New York Branch (the “intercreditor agreement”), and (B) the security and collateral documents securing payment of the notes (such amendments, the “other transaction documents”), in each case as may be needed to reflect the issuance of any additional notes, and (y) it waives certain defaults and events of default and rescinds any acceleration of principal or interest under the indenture related thereto in the event that certain defaults of the notes have occurred prior to the proposed amendments becoming operative. However, the undersigned also acknowledges that the effectiveness of the proposed amendments is conditioned upon (i) the Company notifying the trustee under the indenture that it has deposited funds with the Tabulation Agent sufficient in amount to pay half of the consent payment and (ii) the Company having obtained waivers or consents or amendments from the lenders under the Working Capital Facility Agreement (as defined in the indenture) such that the execution of the supplemental indenture and the commencement by the Parent (as defined in the indenture) of the Parent Bankruptcy Case (as defined in the supplemental indenture) shall not constitute a default thereunder, with terms and conditions of any such waivers, consents and amendments substantially similar to those in the supplemental indenture.
     The undersigned further acknowledges that by submitting this letter of consent, with respect to the aggregate principal amount of the notes specified by the undersigned in the Signature Annex it is: (a) giving its consent to the proposed amendments; (b) directing the trustee to execute the supplemental indenture and, if needed to reflect the issuance of any additional notes (as described in the consent solicitation statement), the other transaction documents, in each case to give effect to the proposed amendments described therein; and (c) waiving and releasing, as against any of the Company, the Information Agent, the Tabulation Agent, the Solicitation Agent, the Trustee or the collateral agent and their respective officers, employees, attorneys, advisors, directors and affiliates, any objections, claims and causes of action in respect of or related to any of the proposed amendments and the implementation thereof, including any future defaults under the indenture with respect to the covenants and provisions that would be eliminated or modified if the requisite consents are obtained.
     All authority conferred or agreed to be conferred in this letter of consent shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

SIGNATURE ANNEX
Trico Shipping AS – Consent Solicitation Statement, dated June 17, 2010
     Only this signature page need be faxed in order to give your consent. A DTC participant must execute this letter of consent exactly as its name appears on DTC’s position listing as of the record date.

1.	The DTC participant signing this Signature Annex is:

Participant Account Number:

Company Name:

Contact Person:

Mailing Address:

Tax Identification Number:

Telephone:

E-mail address:

2.	The notes with respect to which this Signature Annex relates and with respect to which you consent to the proposed amendments are:

Title	CUSIP	Principal Amount(s)
11 7/8% Senior Secured Notes due 2014	89611BAA6
R92856AA2
3.	Provide the Unique Reference Identifier for this Consent as a seven-digit number that starts with your 4-digit participant account number and ends with a sequential number that you choose. For example, if your participant account number is 902, then you might use 0902001 for your first Consent and 0902002 for your second Consent.
☐     ☐     ☐     ☐     ☐     ☐     ☐
If two or more Signature Annexes have the same Unique Reference Identifier, they may all be considered effective.

4.	The undersigned hereby makes all acknowledgments, representations, warranties, agreements, authorizations and directions to the Trustee described in the letter of consent and the consent solicitation statement to which this Signature Annex relates.

Signature of Authorized Signatory:

Name of Authorized Signatory:

FORM OF PROXY
     The undersigned hereby irrevocably appoints                                          as attorney and proxy of the undersigned, with full power of substitution, to execute and deliver the letter of consent on which this form of proxy is set forth and/or the letter of instruction with respect to book entry transfer participant, in each case with respect to the notes in accordance with the terms of the solicitation described in the consent solicitation statement, with all the power the undersigned would possess if consenting personally. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST AND SHALL EXPIRE ON THE DATE THE PROPOSED AMENDMENTS BECOME EFFECTIVE. The aggregate principal amount of the notes held by you as of the record date as to which this proxy is given is set forth below (FILL IN AMOUNT):
     $                                         of the 11 7/8% Senior Secured Notes due 2014.
     This proxy must be signed by the undersigned holder or beneficial owner(s) of the principal amount of the notes specified above; and the undersigned acknowledges that this proxy relates to the aggregate principal amount of the notes the undersigned specified above.

SIGN HERE

Name of holder or beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

STATE OF

COUNTY OF

     Before me,                                         , a notary public, on this day personally appeared                                         , known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purpose and consideration therein expressed. Given under my hand and seal of office this                      day of                     , 2010.

Notary Public